UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2015 (March 9, 2015)

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street
Suite 3000
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Chief Financial Officer

On March 9, 2015, Sanchez Energy Corporation (the “Company”) announced that Michael G. Long, the Company’s Executive Vice President and Chief Financial Officer, plans to retire from the Company effective April 30, 2015.

(c) Appointment of Interim Co-Chief Financial Officer

On March 9, 2015, the Company announced that its board of directors has appointed G. Gleeson Van Riet as the Company’s Interim Co-Chief Financial Officer, effective immediately.  Mr. Van Riet will be the Company’s Interim Co-Chief Financial Officer until the resignation of Mr. Long becomes effective on April 30, 2015, and will then act as the Company’s Interim Chief Financial Offer until Mr. Long’s successor is appointed.

Mr. Van Riet, 46, joined the Company as Senior Vice President, Capital Markets and Investor Relations in April 2013.  Mr. Van Riet has over 20 years of mergers and acquisitions and financing experience for public and private companies.  From 2012 until 2013, Mr. Van Riet worked at Excetus Partners LLC, a consulting firm advising private equity firms investing in the energy industry.  From 2000 until 2011, he was based in London as an investment banker for Credit Suisse covering major global private equity firms investing across Europe, Africa and the Middle East.  He began his career with Donaldson, Lufkin & Jenrette in Los Angeles before moving to London to build its European leveraged finance team.  Mr. Van Riet graduated magna cum laude from the University of Pennsylvania with a dual Bachelor of Arts degree and Bachelor of Science degree and received his Master of Business Administration degree with Distinction from the Harvard Business School.

There are no transactions in which Mr. Van Riet had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(e) Material Compensatory Contract

In connection with Mr. Long’s upcoming resignation, the Company and Mr. Long entered into the Voluntary Retirement Agreement and General Release (the “Retirement Agreement”), dated March 10, 2015.  Pursuant to the Retirement Agreement, the Company agreed to pay Mr. Long a prorated bonus of approximately $183,000 in a lump-sum cash payment, assuming Mr. Long retires on April 30, 2015. Upon Mr. Long’s retirement, Mr. Long’s outstanding awards of restricted stock will be amended to become fully vested.  Pursuant to the Retirement Agreement, Mr. Long provided a customary general release of claims against the Company and its affiliates, including claims relating to severance, and agreed to customary confidentiality provisions along with a 12 month non-competition period.  Mr. Long also agreed to serve as a consultant to the Company and its affiliates for a period of one year.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Retirement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 9, 2015, the Company issued a press release announcing Mr. Long’s planned retirement and Mr. Van Riet’s appointment to Interim Co-Chief Financial Officer of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibits

10.1	Voluntary Retirement Agreement and General Release, dated as of March 10, 2015, between Sanchez Energy Corporation and Michael G. Long.

99.1	Press release, dated March 9, 2015, announcing Michael G. Long’s planned retirement and G. Gleeson Van Riet’s appointment to Interim Co-Chief Financial Officer of Sanchez Energy Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: March 11, 2015	By:	/s/ G. Gleeson Van Riet
G. Gleeson Van Riet
Interim Co-Chief Financial Officer

EXHIBIT INDEX

Exhibits

10.1	Voluntary Retirement Agreement and General Release, dated as of March 10, 2015, between Sanchez Energy Corporation and Michael G. Long.

99.1	Press release, dated March 9, 2015, announcing Michael G. Long’s planned retirement and G. Gleeson Van Riet’s appointment to Interim Co-Chief Financial Officer of Sanchez Energy Corporation.